Exhibit 8.1

To: Biotie Therapies Corp. Joukahaisenkatu 6 FI-20520 Turku Finland	2015

REGISTRATION STATEMENT ON FORM F-1 – TAX OPINION

Dear Sirs,

We have acted as Finnish tax counsel to Biotie Therapies Corp. (the “Company”) in connection with the filing of a registration statement on Form F-1 filed on              2015 (Registration No.    ), including the prospectus set forth therein (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended, (the “Securities Act”) ordinary shares of the Company and any additional shares issued or to be issued to the underwriters of the contemplated U.S. public offering (the “U.S. Offering”) (the “Offer Shares”). As such counsel, we have been requested to render an opinion as to certain matters of Finnish tax law.

1	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Finland in force at the date hereof and as currently applied by the Finnish courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

In arriving at the opinion expressed below, we have only examined and relied upon the accuracy of the factual statements in a PDF copy of the Registration Statement.

2	Assumptions

In rendering the opinion expressed below, we have assumed:

(a)	that the Registration Statement has been or will have been filed with the U.S. Securities and Exchange Commission in the form referred to in this opinion;

(b)	that to the extent relevant for purposes of the opinion expressed below, all factual information contained in, or material statements given in connection with, the Registration Statement are true, complete and accurate;

(c)	that (i) the offering and issuance of and payment for the Offer Shares will be in accordance with the Registration Statement, (ii) the underwriters of the U.S. Offering will subscribe for the Offer Shares and the Offer Shares will be deposited with the depositary in exchange for American Depositary Shares (the “ADSs”), and the investors will in the U.S. Offering purchase ADSs from the underwriters, (iii) the underwriters and the depositary are not resident in Finland for tax purposes, (iv) to the extent applicable, the Offer Shares will be issued in accordance with the Finnish Limited Liability Companies Act (including, for avoidance of doubt, Chapters 1, 5 and 9 thereof), (v) the Offer Shares will have been offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Finnish law), and (vi) the issuance of the Offer Shares will not violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(d)	that the effective place of management of the Company will be located in Turku, Finland.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, we are of the opinion that the statements set forth in the Registration Statement under the caption “Taxation — Finnish Tax Considerations”, insofar as they purport to constitute a description or summary of the Finnish tax law provisions referred to therein, represent fair descriptions or summaries of such provisions and are correct in all material respects.

4	Qualifications

The foregoing opinion is subject to the following qualifications:

(a)	the foregoing opinion is limited to and expressed only in relation to the tax laws of the Republic of Finland and the regulations thereunder as currently in effect, and this opinion does not cover any questions arising out of or related to the laws of any other jurisdiction;

(b)	we express no opinion as to the accuracy or completeness of the information contained in the Registration Statement, other than the statements specifically set forth in our opinion under section 3 above; and

(c)	we express no opinion as to any commercial, calculating, auditing or other non-legal matters.

This opinion shall be governed by and all terms, words and expressions used herein shall be construed and interpreted solely under the laws of Finland currently in effect, and we have assumed that there is nothing in the laws of any other jurisdiction(s) that affects our opinion.

Each person relying on this opinion agrees, in so relying, that only Hannes Snellman Attorneys Ltd. shall have any liability in connection with this opinion and that the Finnish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

We are furnishing this opinion to you solely for your benefit in relation to the U.S. Offering. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement.

In giving such consent, we do not thereby admit that we would be in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations of the U.S.

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Securities and Exchange Commission promulgated under it. Other than as set out above in this paragraph, this opinion is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Very truly yours,

HANNES SNELLMAN ATTORNEYS LTD

By:		By:
Title:	Partner	Title:	Partner

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